Exhibit 99.4

EMERA US FINANCE LP

Offer to Exchange the Outstanding Securities below:

Series	Rule 144A CUSIP	Regulation S CUSIP	New Registered CUSIP
2.150% Senior Notes due 2019	29103DAA4	U26210AA9	29103DAC0
2.700% Senior Notes due 2021	29103DAD8	U26210AB7	29103DAF3
3.550% Senior Notes due 2026	29103DAG1	U26210AC5	29103DAJ5
4.750% Senior Notes due 2046	29103DAK2	U26210AD3	29103DAM8

                         , 2016

To Brokers, Dealers, Commercial Banks,

Trust Companies and other Nominees:

As described in the enclosed Prospectus, dated                      (as the same may be amended or supplemented from time to time, the “Prospectus”) and Letter of Transmittal (the “Letter of Transmittal”), Emera US Finance LP (the “Partnership”) and certain guarantors of the Partnership (the “Guarantors”), are offering to exchange (the “Exchange Offer”) an aggregate principal amount of up to US$3,250,000,000 of the Partnership’s 2.150% Senior Notes due 2019, 2.700% Senior Notes due 2021, 3.550% Senior Notes due 2026 and 4.750% Senior Notes due 2046 (the “Exchange Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for any and all of its outstanding 2.150% Senior Notes due 2019, 2.700% Senior Notes due 2021, 3.550% Senior Notes due 2026 and 4.750% Senior Notes due 2046 (the “Outstanding Notes”) in minimum denominations of US$2,000 and any integral multiples of US$1,000 in excess thereof upon the terms and subject to the conditions of the enclosed Prospectus and Letter of Transmittal. The terms of the Exchange Notes are identical in all material respects (including principal amount, interest rate and maturity) to the terms of the Outstanding Notes for which they may be exchanged pursuant to the Exchange Offer, except that the Exchange Notes are freely transferable by holders thereof in the United States. The Outstanding Notes are unconditionally guaranteed (the “Old Guarantees”) by the Guarantors, and the Exchange Notes will be unconditionally guaranteed (the “New Guarantees”) by the Guarantors. Upon the terms and subject to the conditions set forth in the Prospectus, the Canadian Offering Memorandum, if applicable, and the Letter of Transmittal, the Guarantors offer to issue the New Guarantees with respect to all Exchange Notes issued in the Exchange Offer in exchange for the Old Guarantees of the Outstanding Notes for which such Exchange Notes are issued in the Exchange Offer. Throughout this letter, unless the context otherwise requires and whether so expressed or not, references to the “Exchange Offer” include the Guarantors’ offer to exchange the New Guarantees for the Old Guarantees, references to the “Exchange Notes” include the related New Guarantees and references to the “Outstanding Notes” include the related Old Guarantees. The Partnership will, subject to the exercise of its discretion, accept for exchange any and all Outstanding Notes properly tendered according to the terms of the Prospectus, the Canadian Offering Memorandum, if applicable, and the Letter of Transmittal. Consummation of the Exchange Offer is subject to certain conditions described in the Prospectus.

WE URGE YOU TO PROMPTLY CONTACT YOUR CLIENTS FOR WHOM YOU HOLD OUTSTANDING NOTES REGISTERED IN YOUR NAME OR IN THE NAME OF YOUR NOMINEE. PLEASE BRING THE EXCHANGE OFFER TO THEIR ATTENTION AS PROMPTLY AS POSSIBLE.

Enclosed are copies of the following documents:

1. The Prospectus and;

2. The Letter of Transmittal for your use in connection with the tender of Outstanding Notes and for the information of your clients, including a Substitute Form W-9 and Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 (providing information relating to U.S. federal income tax backup withholding);

3. A form of Notice of Guaranteed Delivery; and

4. A form of letter, including a letter of instructions to a registered holder from a beneficial owner, which you may use to correspond with your clients for whose accounts you hold Outstanding Notes that are registered in your name or the name of your nominee, with space provided for obtaining such clients’ instructions regarding the Exchange Offer.

Your prompt action is requested. Please note that the Exchange Offer will expire at 11:59 p.m., New York City time, on             (the “Expiration Date”), unless the Partnership otherwise extends the Exchange Offer.

To participate in the Exchange Offer, certificates for Outstanding Notes, together with a duly executed and properly completed Letter of Transmittal or facsimile thereof with any required signature guarantees, and any other required documents, or a timely confirmation of a book-entry transfer of such Outstanding Notes into the account of D.F. King & Co., Inc. (the “Exchange Agent”), at the book-entry transfer facility and an agent’s message to the Exchange Agent must be received by the Exchange Agent by the Expiration Date as indicated in the Prospectus and the Letter of Transmittal.

The Partnership will not pay any fees or commissions to any broker or dealer or to any other persons (other than the Exchange Agent) in connection with the solicitation of tenders of the Outstanding Notes pursuant to the Exchange Offer. However, the Partnership will pay or cause to be paid any transfer taxes, if any, applicable to the tender of the Outstanding Notes to it or its order, except as otherwise provided in the Prospectus and Letter of Transmittal.

If holders of the Outstanding Notes wish to tender, but it is impracticable for them to forward their Outstanding Notes prior to the Expiration Date or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus and in the Letter of Transmittal.

Any inquiries you may have with respect to the Exchange Offer should be addressed to the Exchange Agent at its address and telephone number set forth in the enclosed Prospectus and Letter of Transmittal. Additional copies of the enclosed materials may be obtained from the Exchange Agent.

Very truly yours, EMERA US FINANCE LP

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE PARTNERSHIP OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM IN CONNECTION WITH THE EXCHANGE OFFER, OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS EXPRESSLY CONTAINED THEREIN.

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